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                                                                 EXHIBIT D(1)(i)

                FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                           ING VARIABLE PRODUCTS TRUST

      This First Amendment, effective as of September 2, 2004, amends the Amended and Restated Investment Advisory Agreement (the "Agreement") dated April 30, 2001 between ING Variable Products Trust (the "Trust"), a Massachusetts business trust and ING Investments, LLC, an Arizona limited liability company (the "Adviser"), with regards to ING VP Convertible Portfolio, ING VP Disciplined LargeCap Portfolio, ING VP Financial Services Portfolio, ING VP High Yield Bond Portfolio, ING VP International Value Portfolio, ING VP LargeCap Growth Portfolio, ING VP MagnaCap Portfolio, ING VP MidCap Opportunities Portfolio, ING VP Real Estate Portfolio and ING VP SmallCap Opportunities Portfolio, each a Series of the Trust, and any future Series of the Trust that may become party to the Agreement.

                              W I T N E S S E T H

      WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 2, 2004.

      NOW, THEREFORE, the parties agree as follows:

      1. The following Section 7 is hereby inserted between existing Section 6 and Section 7:

         7. The Trust assumes and shall pay or cause to be paid Board approved membership dues of industry associations.

      2. Each Section number and applicable references to each Section following the new Section 7 above, will increase numerically by one (i.e., Section 8 will be Section 9, etc.).

      3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                         ING VARIABLE PRODUCTS TRUST

                                         By: /s/ Robert S. Naka
                                             ---------------------------
                                             Robert S. Naka
                                             Senior Vice President

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                                         ING INVESTMENTS, LLC

                                         BY: /s/ Michael J. Roland
                                             ---------------------------
                                             Michael J. Roland
                                             Executive Vice President